      As filed with the Securities and Exchange Commission on May 14, 2002.

                                                   Registration No.333-_________
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                             BROOKS AUTOMATION, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                    04-3040660
                --------                                    ----------
    (State or Other Jurisdiction of                    (I.R.S. Employer
     Incorporation or Organization)                  Identification Number)

                    15 ELIZABETH DRIVE, CHELMSFORD, MA 01824
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                             BROOKS AUTOMATION, INC.
                   PRI AUTOMATION, INC. 2000 STOCK OPTION PLAN
            PRI AUTOMATION, INC. 1997 NON-INCENTIVE STOCK OPTION PLAN
     PRI AUTOMATION, INC. 1994 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN
          COMMOTION TECHNOLOGY, INC. 2000 FLEXIBLE STOCK INCENTIVE PLAN
     PROMIS SYSTEMS CORPORATION LTD. AMENDED AND RESTATED STOCK OPTION PLAN NONQUALIFIED STOCK OPTION GRANTED BY PRI AUTOMATION, INC. TO MARK JOHNSTON
                EQUIPE TECHNOLOGIES NON-STATUTORY STOCK OPTIONS
                   ------------------------------------------
                            (Full Title of the Plan)

            ROBERT J. THERRIEN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             BROOKS AUTOMATION, INC.
                               15 ELIZABETH DRIVE
                              CHELMSFORD, MA 01824
                     ---------------------------------------
                     (Name and Address of Agent For Service)

                                 (978) 262-2400
        -------------------------------------------------------------
        (Telephone Number, Including Area Code, of Agent For Service)

                                        CALCULATION OF REGISTRATION FEE

===================================================================================================================
  Title of Each
    Class of                                   Proposed Maximum       Proposed Maximum
Securities to be          Amount to be          Offering Price            Aggregate             Amount of
   Registered              Registered            Per Share(1)         Offering Price(1)       Registration fee
   ----------              ----------            ------------         -----------------       ----------------
PRI AUTOMATION,               369,590            $    40.23            $ 14,868,605.70         $      1,367.91
INC. 2000 STOCK                shares
OPTION PLAN
Common Stock,
$.01 par value

PRI AUTOMATION,             2,575,958            $    46.46            $119,679,008.68         $     11,010.47
INC 1997                       shares
NON-INCENTIVE
STOCK OPTION
PLAN Common
Stock, $.01 par
value

PRI AUTOMATION,               323,934            $    47.42            $ 15,360,950.28         $      1,413.20
INC 1994                       shares
INCENTIVE AND
NON-QUALIFIED
STOCK OPTION
PLAN Common
Stock, $.01 par
value

COMMOTION                       1,872            $     3.91            $      7,319.80         $          1.00
TECHNOLOGY 2000                shares
FLEXIBLE STOCK
INCENTIVE  PLAN
Common Stock,
$.01 par value

PROMIS SYSTEMS                 16,237            $    34.22            $    555,630.14         $         51.12
CORP. LTD                      shares
AMENDED AND
RESTATED STOCK
OPTION PLAN
Common Stock,
$.01 par value

NON-QUALIFIED                  22,737            $    28.37            $    645,048.69         $         59.34
STOCK OPTION                   shares
GRANTED BY PRI
AUTOMATION TO
MARK JOHNSTON
Common Stock,
$.01 par value

EQUIPE                          8,481            $    25.29            $    214,484.49         $         19.73
TECHNOLOGIES                   shares
NON-STATUTORY
STOCK OPTIONS
Common Stock,
$.01 par value

Preferred Share             3,318,809                    --                         --                      --
Purchase Rights(3)

TOTAL:                      3,318,809                                                          $     13,922.77
                               shares
===================================================================================================================

(1) Calculated pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, based on the weighted averaged exercise price per share of the options outstanding under each stock option plan.

(2) Such presently indeterminable number of additional shares of common stock are registered hereunder as may be issued in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, stock combination, or other similar changes in the common stock.

(3) On July 23, 1997, the Board of Directors of the Registrant declared a dividend of one preferred share purchase right for each share of common stock outstanding on August 21, 1997. The 3,318,809 rights registered by this Registration Statement represent one right that may be issued in connection with each share of common stock awarded under the Registrant's PRI Automation, Inc. 2000 Stock Option Plan (369,590 Rights); PRI Automation, Inc. 1997 Non-Incentive Stock Option Plan (2,575,958 Rights); PRI Automation, Inc. 1994 Incentive and Non-Qualified Stock Option Plan (323,934 Rights); Commotion Technology, Inc. 2000 Flexible Stock Incentive Plan (1,872 Rights); Promis Systems Corporation Ltd. Amended and Restated Stock Option Plan (16,237 Rights); Nonqualified Stock Option granted by PRI Automation, Inc. to Mark Johnston (22,737 Rights); and Equipe Technologies Non-Statutory Stock Options (8,481 Rights). Such presently indeterminable number of rights are also registered by this Registration Statement as may be issued in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other similar change in common stock. The rights are not separately transferable apart from the common stock, nor are they exercisable until the occurrence of certain events. Accordingly, no independent value has been attributed to the rights.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

      The following documents are hereby incorporated by reference into this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K/A for the fiscal year ended September 30, 2001;

     (b) The Registrant's Quarterly Report on Form 10-Q for the three months ended December 31, 2001;

     (c) The Registrant's current report on Form 8-K filed on October 19, 2001.

     (d) The Registrant's current report on Form 8-K filed on October 22, 2001.

     (e) The Registrant's current report on Form 8-K filed on February 7, 2002.

     (f) The Registrant's current report on Form 8-K filed on March 1, 2002.

     (g) The Registrant's current report on Form 8-K/A filed on April 4, 2002.

     (h) All other reports filed pursuant to 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") since the end of the fiscal year covered by the annual report referred to in (a) above;

     (i) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on January 27, 1995, including any amendment or report filed for the purpose of updating such description;

     (j) The description of the Registrant's preferred share rights contained in the Registrant's Registration Statement on Form 8-A filed on August 7, 1997.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed hereby incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      The validity of the securities offered hereby has been passed upon for the Registrant by Messrs. Brown Rudnick Berlack Israels LLP, One Financial Center, Boston, Massachusetts 02111.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Article Ninth of the Registrant's Certificate of Incorporation eliminates the personal liability of directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty to the extent permitted by the Delaware General Corporation law. Article VII of the Registrant's Bylaws provides that the Registrant shall indemnify its officers and directors to the extent permitted by the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify directors, officers, employees or agents of the Corporation if such party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful, as determined in accordance with the Delaware General Corporation law. Section 145 further provides that indemnification shall be provided with respect to reimbursement of expenses incurred in defending any action, suit or proceeding if the party in question is successful on the merits or otherwise. The Registrant has also entered into indemnification agreements with each of its directors. The indemnification agreements are intended to provide the maximum protection permitted by Delaware law with respect to indemnification of directors. The Registrant may also enter into similar agreements with certain of its officers who are not also directors. The effect of these provisions is to permit indemnification by the Registrant for liabilities arising under the Securities Act of 1933, as amended. The Registrant also maintains directors and officers liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.


      Exhibit No.                                     Description                                     Reference
      -----------                                     -----------                                     ---------
      4.01          Specimen Certificate for shares of the Registrants common stock.                        A*
      4.02          Description of Capital Stock.                                                         B*, C*
      4.03          Rights Agreement, dated July 23, 1997.                                                C*, D*
      4.04          Amendment to the Rights  Agreement  between the Registrant and Equiserve  Trust         D*
                    Company, N.A. as Rights Agent.
      4.05          Registration Rights Agreement dated January 6, 2000.                                    D*
      4.06          Shareholders  Agreement  dated  January  6, 2000 by and  among the  Registrant,         E*
                    Daifuku America Corporation and Daifuku Co., Ltd.
      4.07          Stockholders  Agreements  dated September 30, 1999 by and among the Registrant,         E*
                    Jenoptik AG, M+W Zander Holding GmbH and Robert J. Therrien.
      4.08          Indenture  dated as of May 23, 2001  between the  Registrant  and State  Street         F*
                    Bank and Trust Company (as Trustee).
      4.09          Registration  Rights  Agreement  dated May 23,  2001 among the  Registrant  and         F*
                    Credit Suisse First Boston Corporation and SG Cowen Securities  Corporation (as
                    representatives of several purchasers).
      4.10          Form of 4.75% Convertible  Subordinated Note of the Registrant in the principal         F*
                    amount of $175,000,000 dated as May 23, 2001.
      4.11          Stock  Purchase  Agreement  dated June 20, 2001 relating to the  acquisition of         G*
                    CCS Technology, Inc. by the Registrant.
      4.12          Asset Purchase  Agreement  dated February 15, 2002 relating to the  acquisition         H*
                    of substantially  all of the assets of Intelligent  Automation  Systems,  Inc.,
                    Intelligent  Automation  Systems,  Inc.  Trust and IAS  Products,  Inc.  by the
                    Registrant.
      4.13          Form of Certificate of Designations, Preferences, Rights and Limitations of             I*
                    Special Voting Preferred Stock of the Registrant.
      5.01          Legal Opinion of Brown Rudnick Berlack Israels LLP.                               Filed herewith
      23.01         Consent  of   PricewaterhouseCoopers   LLP  (Independent  Accountants  for  the   Filed herewith
                    Registrant).
      23.02         Consent of Ernst & Young LLP, Independent Auditors.                               Filed herewith
      23.03         Consent of PricewaterhouseCoopers LLP (Independent Accountants for General        Filed herewith
                    Precision, Inc.).
      23.04         Consent of Brown Rudnick Berlack Israels LLP (included in its legal opinion       Filed herewith
                    filed as Exhibit 5.01 to this Registration Statement).


      Exhibit No.                                     Description                                     Reference
      -----------                                     -----------                                     ---------

      24.01         Power of Attorney (included on the signature page of this Registration Filed herewith Statement).
      99.01         PRI Automation, Inc. 2000 Stock Option Plan                                             J*
      99.02         PRI Automation, Inc. 1997 Non-Incentive Stock Option Plan                               K*
      99.03         PRI Automation, Inc. 1994 Incentive and Non-Qualified Stock Option Plan                 L*
      99.04         Commotion Technology, Inc. 2000 Flexible Stock Incentive Plan                           M*
      99.05         Promis Systems Corporation Ltd Amended and Restated Stock Option Plan                   N*
      99.06         Nonqualified Stock Option granted by PRI Automation, Inc. to Mark Johnston              O*
      99.07         Equipe Technologies Non-Statutory Stock Options                                         P*


A. Incorporated by reference to the Registrant's registration statement on Form S-1 (Registration No. 333-87296) filed on December 13, 1994.

B. Incorporated by reference to the Registrant's Form 8-A filed on January 27, 1995.

C.   Incorporated by reference to the Registrant's Form 8-A filed on August 7,
     1997.

D. Incorporated by reference to the Registrant's annual report on Form 10-K filed on December 13, 2001 for the fiscal year ending September 30, 2001.

E. Incorporated by reference to the Registrant's current report on Form 8-K filed on January 19, 2000 and amended on February 14, 2000.

F. Incorporated by reference to the Registrant's current report on Form 8-K filed on May 29, 2001.

G. Incorporated by reference to the Registrant's registration statement on Form S-8 (Registration No. 333-67432) filed on August 13, 2001.

H. Incorporated by reference to the Registrant's current report on Form 8-K filed on March 1, 2002.

I. Incorporated by reference to the Registrant's Registration Statement on Form S-3/A filed on May 13, 2002.

J. Incorporated by reference to PRI Automation, Inc.'s Registration Statement on Form S-8 (Registration No. 333-33894).

K. Incorporated by reference to PRI Automation, Inc.'s annual report on Form 10-K filed on December 21,2000 for fiscal year ended September 30, 2000.

L. Incorporated by reference to PRI Automation, Inc.'s Registration Statement on Form S-8 (Registration No. 333-25217).

M. Incorporated by reference to PRI Automation, Inc.'s Registration Statement on Form S-8 (Registration No. 333-49822).

N. Incorporated by reference to PRI Automation, Inc.'s Registration Statement on Form S-8 (Registration No. 333-74141).

O. Incorporated by reference to PRI Automation, Inc.'s Registration Statement on Form S-8 (Registration No. 333-41067).

P. Incorporated by reference to PRI Automation, Inc.'s Registration Statement on Form S-8 (Registration No. 333-45063).


* In accordance with Rule 12b-32 under the Securities Exchange Act of 1934, as amended, reference is made to the documents previously filed with the Securities and Exchange Commission, which documents are hereby incorporated by reference.

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Chelmsford, Commonwealth of Massachusetts, on the 13th day of May, 2002.

                                        BROOKS AUTOMATION, INC.

                                        By: /s/ Robert J. Therrien
                                            ------------------------------------
                                            Robert J. Therrien
                                            Chief Executive Officer and
                                            President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Robert J. Therrien and Ellen B. Richstone and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



Signature                         Title                             Date
---------                         -----                             ----

/s/ Robert J. Therrien            Director, Chief Executive         May 13, 2002
----------------------            Officer and President
Robert J. Therrien                (Principal Executive Officer)


/s/ Ellen B. Richstone            Senior Vice President Finance     May 13, 2002
----------------------            and Administration and Chief
Ellen B. Richstone                Financial Officer (Principal
                                  Financial Officer)

/s/ Steven E. Hebert              Principal Accounting Officer      May 13, 2002
--------------------
Steven E. Hebert


/s/ Amin J. Khoury                Director                          May 13, 2002
------------------
Amin J. Khoury


/s/ Juergen Giessmann             Director                          May 14, 2002
---------------------
Juergen Giessmann


/s/ Joseph Martin                 Director                          May 13, 2002
-----------------
Joseph Martin



Exhibit No.                                     Description                                    Reference
-----------                                     -----------                                    ---------
4.01          Specimen Certificate for shares of the Registrants common stock.                        A*
4.02          Description of Capital Stock.                                                         B*, C*
4.03          Rights Agreement, dated July 23, 1997.                                                C*, D*
4.04          Amendment to the Rights  Agreement  between the Registrant and Equiserve  Trust         D*
              Company, N.A. as Rights Agent.
4.05          Registration Rights Agreement dated January 6, 2000.                                    D*
4.06          Shareholders  Agreement  dated  January  6, 2000 by and  among the  Registrant,         E*
              Daifuku America Corporation and Daifuku Co., Ltd.
4.07          Stockholders  Agreements  dated September 30, 1999 by and among the Registrant,         E*
              Jenoptik AG, M+W Zander Holding GmbH and Robert J. Therrien.
4.08          Indenture  dated as of May 23, 2001  between the  Registrant  and State  Street         F*
              Bank and Trust Company (as Trustee).
4.09          Registration  Rights  Agreement  dated May 23,  2001 among the  Registrant  and         F*
              Credit Suisse First Boston Corporation and SG Cowen Securities  Corporation (as
              representatives of several purchasers).
4.10          Form of 4.75% Convertible  Subordinated Note of the Registrant in the principal         F*
              amount of $175,000,000 dated as May 23, 2001.
4.11          Stock  Purchase  Agreement  dated June 20, 2001 relating to the  acquisition of         G*
              CCS Technology, Inc. by the Registrant.
4.12          Asset Purchase  Agreement  dated February 15, 2002 relating to the  acquisition         H*
              of substantially  all of the assets of Intelligent  Automation  Systems,  Inc.,
              Intelligent  Automation  Systems,  Inc.  Trust and IAS  Products,  Inc.  by the
              Registrant.
4.13          Form of Certificate of Designations, Preferences, Rights and Limitations of             I*
              Special Voting Preferred Stock of the Registrant.
5.01          Legal Opinion of Brown Rudnick Berlack Israels LLP.                               Filed herewith
23.01         Consent  of   PricewaterhouseCoopers   LLP  (Independent  Accountants  for  the   Filed herewith
              Registrant).
23.02         Consent of Ernst & Young LLP, Independent Auditors.                               Filed herewith
23.03         Consent of PricewaterhouseCoopers LLP (Independent Accountants for General        Filed herewith
              Precision, Inc.).
23.04         Consent of Brown Rudnick Berlack Israels LLP (included in                         Filed herewith
              its legal opinion filed as Exhibit 5.01 to this Registration Statement).
24.01         Power  of  Attorney  (included  on the  signature  page  of  this  Registration   Filed herewith
              Statement).
99.01         PRI Automation, Inc. 2000 Stock Option Plan.                                            J*
99.02         PRI Automation, Inc. 1997 Non-Incentive Stock Option Plan.                              K*
99.03         PRI Automation, Inc. 1994 Incentive and Non-Qualified Stock Option Plan.                L*
99.04         Commotion Technology, Inc. 2000 Flexible Stock Incentive Plan.                          M*

Exhibit No.                                     Description                                    Reference
-----------                                     -----------                                    ---------
99.05         Promis Systems Corporation Ltd Amended and Restated Stock Option Plan.                  N*
99.06         Nonqualified Stock Option granted by PRI Automation, Inc. to Mark Johnston.             O*
99.07         Equipe Technologies Non-Statutory Stock Options.                                        P*

A. Incorporated by reference to the Registrant's registration statement on Form S-1 (Registration No. 333-87296) filed on December 13, 1994.

B. Incorporated by reference to the Registrant's Form 8-A filed on January 27, 1995.

C.   Incorporated by reference to the Registrant's Form 8-A filed on August 7,
     1997.

D. Incorporated by reference to the Registrant's annual report on Form 10-K filed on December 13, 2001 for the fiscal year ending September 30, 2001.

E. Incorporated by reference to the Registrant's current report on Form 8-K filed on January 19, 2000 and amended on February 14, 2000.

F. Incorporated by reference to the Registrant's current report on Form 8-K filed on May 29, 2001.

G. Incorporated by reference to the Registrant's registration statement on Form S-8 (Registration No. 333-67432) filed on August 13, 2001.

H. Incorporated by reference to the Registrant's current report on Form 8-K filed on March 1, 2002.

I. Incorporated by reference to the Registrant's Registration Statement on Form S-3/A filed on May 13, 2002.

J. Incorporated by reference to PRI Automation, Inc.'s Registration Statement on Form S-8 (Registration No. 333-33894).


K. Incorporated by reference to PRI Automation, Inc.'s annual report on Form 10-K filed on December 21,2000 for fiscal year ended September 30, 2000.

L. Incorporated by reference to PRI Automation, Inc.'s Registration Statement on Form S-8 (Registration No. 333-25217).

M. Incorporated by reference to PRI Automation, Inc.'s Registration Statement on Form S-8 (Registration No. 333-49822).

N. Incorporated by reference to PRI Automation, Inc.'s Registration Statement on Form S-8 (Registration No. 333-74141).

O. Incorporated by reference to PRI Automation, Inc.'s Registration Statement on Form S-8 (Registration No. 333-41067).

P. Incorporated by reference to PRI Automation, Inc.'s Registration Statement on Form S-8 (Registration No. 333-45063).


* In accordance with Rule 12b-32 under the Securities Exchange Act of 1934, as amended, reference is made to the documents previously filed with the Securities and Exchange Commission, which documents are hereby incorporated by reference.